Simmons First National Corporation	Exhibit 21
Subsidiaries of the Registrant

Entity	State of Incorporation or Organization	Percentage of Voting Securities Owned by Immediate Parent
Simmons Bank	AR	100%
Simmons First Investment Group, Inc.	AR	100%
Simmons First Insurance Services, Inc.	AR	100%
Simmons First Insurance Services of TN, LLC	TN	100%
Bank SNB	OK	100%
Simmons First Properties, Inc.	TN	100%
Simmons First Auto, Inc.	TN	100%
Cash Source, Inc.	OK	100%
Stillwater National Building Corporation	OK	100%
SNB Real Estate Holdings, LLC	DE	100%
Stillwater Properties, Inc.	OK	100%
Simmons First Risk Management, Inc.	NV	100%
Simmons First Investments, Inc.	NV	100%
Simmons First REIT of MO, LLC	MO	100%
Simmons First REIT of TN, Inc.	MD	100%
SNB REIT, Inc.	DE	100%
Big Creek Investors, LLC	MO	100%
PGR, LLC	AR	100%
Simmons First Special Assets, Inc.	TN	100%
Venture Holding Company	TN	100%
Quad J Holdings, LLC	OK	100%
CRK Properties, Inc.	OK	100%
Bastrop CRK, LLC	OK	100%
CRK Stretford, LLC	OK	100%
CRK Technologies	OK	100%
SWB Recovery Corp.	TX	100%
SNB Capital Corporation	OK	100%
MU Investment Property, LLC	MO	100%
Rockwell Community Development, Inc.	OK	100%
FNBE Real Estate, Inc.	OK	100%
Simmons First Mortgage Company	AR	100%
Hart Food Stores, Inc.	KS	100%
Business Consulting Group, Inc.	OK	100%
Simmons First Capital Trust II	DE	100%
Liberty Capital Trust V	DE	100%
Simmons First Capital Trust III	DE	100%
Community First Statutory Trust II	DE	100%
Liberty Capital Trust III	CT	100%
Community First Statutory Trust III	DE	100%
Liberty Capital Trust IV	DE	100%
Hardeman County Statutory Trust I	DE	100%
First Texas BHC Statutory Trust II	DE	100%

Subsidiaries of the Registrant	Page 2

Entity	State of Incorporation or Organization	Percentage of Voting Securities Owned by Immediate Parent
First Community Statutory Trust I	DE	100%
OKSB Statutory Trust I	CT	100%
SBI Capital Trust II	DE	100%
Southwest Capital Trust II	DE	100%
Southwest Capital Trust III	DE	100%
Southwest Capital Trust IV	DE	100%
FS Providence PCC of Grenada, LLC	TN	100%
Grand Hill Investments, Inc.	OK	100%
Harob, Inc.	TX	100%